UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2022

FACTSET RESEARCH SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11869	13-3362547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

45 Glover Avenue
Norwalk, Connecticut 06850
(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 810-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FDS	New York Stock Exchange NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01.	Regulation FD Disclosure.

Beginning on February 14, 2022, FactSet Research Systems Inc. (“we”, “our”, “us”, “FactSet” or the “Company”) anticipates disclosing the following information to investors.

Certain CUSIP Global Services (“CGS” or the “CGS Business”) Financial Data

Twelve Months Ended September 30,
2021
(In millions)
Statement of Income Data
Revenue	$175.9
Net Income	83.3
EBITDA (a)	108.9

(In millions)
Reconciliation of Net Income to EBITDA
Net Income	$83.3
Taxes	25.6
EBITDA (b)	$108.9

Amounts may not sum due to rounding.

(a)	EBITDA is a non-GAAP financial measure. We define EBITDA as net income, plus interest expense, net, income taxes, depreciation and amortization and non-recurring non-cash expenses.
(b)
CGS’s EBITDA does not include approximately $7 million of anticipated additional, annual shared technology and central support costs that FactSet management believes would be incurred under FactSet ownership, thereby reducing CGS’s EBITDA.  Such estimate is preliminary and subject to change.

The data presented above (the “CGS Financial Data”) has been derived from the financial statements of the CGS Business, which were prepared by S&P Global Inc.  The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the CGS Financial Data. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect to this data.

Certain FactSet Financial Data
	Three Months Ended November 30,		Fiscal Year Ended August 31,
	2021	2020	2021	2020	2019	2018	2017
(In millions)
EBITDA (a)	$140.9	136.6	538.5	511.1	499.1	423.6	399.2

EBITDA Reconciliation
Net income	$107.6	$101.2	$399.6	$372.9	$352.8	$267.1	$258.3
Interest expense, net	1.5	1.0	6.4	9.8	16.6	14.4	6.6
Income taxes	12.3	19.0	68.0	54.2	69.2	84.8	86.1
Depreciation and amortization	19.4	15.3	64.5	57.6	60.5	57.3	48.3
Non-recurring non-cash expense (b)	—	—	—	16.5	—	—	—
EBITDA	$140.9	$136.6	$538.5	$511.1	$499.1	$423.6	$399.2

(a)
EBITDA is a non-GAAP measure. We define EBITDA as net income, plus interest expense, net, income taxes, depreciation and amortization and non-recurring non-cash expenses.  EBITDA may be useful in assessing our operating performance and our ability to meet our debt service requirements. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP, and EBITDA as presented may not be comparable to similarly titled measures of other companies.

(b)	Impairment charge to reflect the estimated fair value of an investment in a company.

(1)
Percentage of fiscal year 2021 Annual Subscription Value (“ASV”), plus professional services. ASV at any point in time represents our forward-looking revenue for the next 12 months from all subscription services currently being supplied to clients, excluding revenues from professional services.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Non-GAAP Measures

This Current Report on Form 8-K contains non-GAAP financial measures as defined under SEC rules, including EBITDA. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, as more fully discussed in FactSet’s financial statements and filings with the SEC, as these non-GAAP financial measures include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: February 14, 2022	By:	/s/ Linda S. Huber
Name: Linda S. Huber
Title: Executive Vice President, Chief Financial Officer